United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                      September 18, 2014 (September 12, 2014)
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

            1-6479-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

           New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                Entry Into a Material Definitive Agreement.

On September 12, 2014, Overseas Shipholding Group, Inc. (the “Registrant”) and Greylock Partners, LLC (“Greylock”), a company owned by Mr. John J. Ray III, the Registrant’s Chairman of the Board, entered into a services agreement (the “Engagement Contract”) pursuant to which Greylock agreed to provide certain consulting services to the Registrant and its affiliates commencing on August 6, 2014.  The services to be provided by Greylock under the Engagement Contract include, among other things, the reconciliation and resolution of claims related to the Registrant’s bankruptcy, processing and tracking of distributions made to satisfy such claims, the preparation and filing of periodic reports disclosing certain financial information of the Registrant, oversight and reconciliation of the distribution of funds held in the Registrant’s sources/uses cash accounts, including the tracking and approval of professional fees, and transitional work relating to the closing of the Registrant’s bankruptcy cases and its restructuring initiatives and services to support the Registrant’s preparation of financial information, data and analysis.  The services also include support services as needed for the office of Chairman of the Board to the extent not provided by personnel of the Registrant.

In consideration for Greylock’s provision of services under the Engagement Contract, the Registrant will pay Greylock an hourly rate ranging from $400 - $900 depending on the seniority of the specific member of the Greylock team performing the services, plus reasonable expenses that are incurred in performing such services.  Under the Engagement Contract, Greylock may revise the hourly rates described above periodically upon prompt notice to the Registrant of such revisions.  Mr. John J. Ray III is the Senior Managing Director of Greylock and will provide services under the Engagement Contract.  Time spent by Mr. Ray in his position as the Registrant’s Chairman of the Board will not be charged to the Registrant under the Engagement Contract.  Instead, Mr. Ray receives compensation in his capacity as Chairman of the Board on terms approved by the Registrant’s Board of Directors.  The Engagement Contract may be terminated by either the Registrant or Greylock upon 30 days’ notice of such termination to the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: September 18, 2014	By	/s/ Ian T. Blackley
Name: Ian T. Blackley Title: Senior Vice President and Chief Financial Officer